As filed with the Securities and Exchange Commission on July 24, 2007

Registration No. 333-143966

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VISA INC.

(Exact name of Registrant as specified in its charter)

Delaware	7389	26-0267673
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

P.O. Box 8999

San Francisco, California 94128-8999

(415) 932-2100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Joseph W. Saunders

Chief Executive Officer and Chairman of the Board of Directors

Visa Inc.

P.O. Box 8999

San Francisco, California 94128-8999

(415) 932-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Kevin Keogh

Mark L. Mandel

S. Ward Atterbury

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

(212) 819-8200

Approximate date of commencement of the proposed sale of the securities to the public: At the restructuring closing date described herein, which is expected to occur as soon as practicable after the effective date of this registration statement and the satisfaction or waiver of all conditions to the closing of the restructuring.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment is being filed solely for the purpose of filing Exhibits 3.1(c), 10.2, 10.3, 10.10, 10.12, 10.13, 10.14, 10.17, 10.20 and 10.21. No change is made to the proxy-statement prospectus constituting Part I of the Registration Statement or Items 20 and 22 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules.

(a)	Exhibits

Exhibit Number	Description of Documents
2.1	Global Restructuring Agreement, by and among Visa Inc., Visa International Service Association, Visa U.S.A. Inc., Visa Europe Limited, Visa Canada Association, Visa Asia Pacific, Visa Latin America. Included as Annex A to the proxy statement-prospectus that forms a part of this Registration Statement. We agree to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request. A list identifying the contents of the omitted exhibits and schedules is included at the end of the table of contents of the Global Restructuring Agreement at Annex A.**

3.1(a)	Amended and Restated Certificate of Incorporation of Visa Inc. Included as Annex C to the proxy statement-prospectus which forms a part of this Registration Statement.**

3.1(b)	Amended and Restated Bylaws of Visa Inc. Included as Annex D to the proxy statement-prospectus which forms a part of this Registration Statement.**

3.1(c)	Certificate of Incorporation of Visa Inc. (in effect at signing)

3.1(d)	Bylaws of Visa Inc. (in effect at signing)**

4.1	Form of stock certificate of Visa Inc.*

4.2	Except as set forth in Exhibit 4.1 above, the instruments defining the rights of holders of long-term debt securities of Visa Inc. and its subsidiaries have been omitted (1)

5.1	Opinion of White & Case LLP as to the legality of the securities being registered*

8.1	Opinion of White & Case LLP regarding certain U.S. federal income tax matters*

10.1	Settlement Agreement, dated June 4, 2003, by and among Visa U.S.A. Inc. and Wal-Mart, Limited Brands, Sears, Safeway, Circuit City, National Retail Federation, Food Market Institute, International Mass Retail Association and Bernie’s Army-Navy Store**

10.2	Master Agreement, with effective date of January 1, 2005, and as amended and supplemented on March 31, 2005, June 15, 2005, June 30, 2005, November 9, 2005, August 11, 2006, and March 1, 2007, by and between JP Morgan Chase Bank NA and Visa U.S.A. Inc.†

10.3	Amended and Restated Agreement, with effective date of January 1, 2006, and as amended June 22, 2007, by and among Bank of America NA, MBNA America and Visa U.S.A. Inc.†

10.4	Form of Indemnification Agreement*

10.5	Visa Inc. 2007 Equity Incentive Compensation Plan. Included as Annex L to the proxy statement-prospectus which forms a part of this Registration Statement.**

Exhibit Number	Description of Documents
10.6	Letter of Employment, dated June 4, 2007, by and between Joseph Saunders and Visa International Service Association**

10.7	Visa U.S.A. Long Term Incentive Plan for fiscal 2006**

10.8	Visa Incentive Plan for fiscal 2006 (for employees of Visa U.S.A.)**

10.9	Visa Excess Retirement Plan, amended and restated effective as of June 1, 2005**

10.10	Visa 2005 Deferred Compensation Plan, effective as of January 1, 2005

10.11	Visa Excess Thrift Plan, amended and restated effective as of June 1, 2005**

10.12	Judgment Sharing Agreement among Defendants in the AMEX case by and between Visa U.S.A. Inc. and the signatory banks thereto†

10.13	Form of Interchange Judgment Sharing Agreement among Visa Inc. and the other parties thereto†

10.14

Form of Loss Sharing Agreement by and among Visa U.S.A. Inc., Visa International Service Association, Visa Inc. and each Member of Visa U.S.A. Inc. that executes and delivers a counterpart signature page to the agreement

10.15	Form of Escrow Agreement among Visa Inc., Visa U.S.A. Inc. and the escrow agent**

10.16	Form of First Restated Visa U.S.A. Inc. bylaws**

10.17	Form of Framework Agreement among Visa Inc., Visa Europe Limited, Inovant LLC, Visa International Services Association and Visa U.S.A. Inc.†

10.18	Form of Litigation Management Agreement by and among Visa Inc., Visa International Service Association, Visa U.S.A. Inc. and the other signatories thereto*

10.19	Form of Visa Europe Put-Call Option Agreement by and among Visa Inc. and Visa Europe Limited. Included as Annex B to the proxy statement-prospectus, which forms part of this registration statement.**

10.20	Office Lease, with effective date of April 18, 1991, and as amended on May 14, 1992, September 1, 1995, July 1, 1998, and April 8, 2004, by and between Visa U.S.A. Inc. and Landlord†

10.21	Data Center Lease, with effective date of April 18, 1991, and as amended on April 8, 2004, by and between Visa U.S.A. Inc. and Landlord†

21.1	List of subsidiaries of Visa Inc.**

23.1	Consent of KPMG LLP (United States), Independent Registered Public Accounting Firm**

23.2	Consent of KPMG LLP (United States), Independent Registered Public Accounting Firm**

23.3	Consent of KPMG LLP (Canada), Independent Registered Public Accounting Firm**

23.4	Consent of KPMG LLP (United States), Independent Registered Public Accounting Firm**

23.5	Consent of White & Case LLP (included as part of Exhibit 5.1)*

23.6	Consent of White & Case LLP (included as part of Exhibit 8.1)*

24	Power of Attorney**

†

Portions of this exhibit were omitted and have been filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 406 of the Securities Act.

*	To be filed by amendment.
**	Previously Filed.

(1)	We agree to furnish to the SEC, upon request, a copy of each instrument with respect to issuances of long-term debt of Visa Inc. and its subsidiaries.

(b)	Financial Statement Schedules—see page F-58.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 24th day of July, 2007.

VISA INC.

By	/S/ WILLIAM M. SHEEDY
Name:	William M. Sheedy
Title:	Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Joseph W. Saunders	Chief Executive Officer and Chairman of the Board of Directors	July 24, 2007

/S/ WILLIAM M. SHEEDY William M. Sheedy	Executive Vice President	July 24, 2007

*By:	/S/ WILLIAM M. SHEEDY
Name:	William M. Sheedy
As Attorney-In-Fact

Exhibit Index

Exhibit Number	Description of Documents
2.1	Global Restructuring Agreement, by and among Visa Inc., Visa International Service Association, Visa U.S.A. Inc., Visa Europe Limited, Visa Canada Association, Visa Asia Pacific, Visa Latin America. Included as Annex A to the proxy statement-prospectus that forms a part of this Registration Statement. We agree to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request. A list identifying the contents of the omitted exhibits and schedules is included at the end of the table of contents of the Global Restructuring Agreement at Annex A.**

3.1(a)	Amended and Restated Certificate of Incorporation of Visa Inc. Included as Annex C to the proxy statement-prospectus which forms a part of this Registration Statement.**

3.1(b)	Amended and Restated Bylaws of Visa Inc. Included as Annex D to the proxy statement-prospectus which forms a part of this Registration Statement.**

3.1(c)	Certificate of Incorporation of Visa Inc. (in effect at signing)

3.1(d)	Bylaws of Visa Inc. (in effect at signing)**

4.1	Form of stock certificate of Visa Inc.*

4.2	Except as set forth in Exhibit 4.1 above, the instruments defining the rights of holders of long-term debt securities of Visa Inc. and its subsidiaries have been omitted (1)

5.1	Opinion of White & Case LLP as to the legality of the securities being registered*

8.1	Opinion of White & Case LLP regarding certain U.S. federal income tax matters*

10.1	Settlement Agreement, dated June 4, 2003, by and among Visa U.S.A. Inc. and Wal-Mart, Limited Brands, Sears, Safeway, Circuit City, National Retail Federation, Food Market Institute, International Mass Retail Association and Bernie’s Army-Navy Store**

10.2	Master Agreement, with effective date of January 1, 2005, and as amended and supplemented on March 31, 2005, June 15, 2005, June 30, 2005, November 9, 2005, August 11, 2006, and March 1, 2007, by and between JP Morgan Chase Bank NA and Visa U.S.A. Inc.†

10.3	Amended and Restated Agreement, with effective date of January 1, 2006, and as amended June 22, 2007, by and among Bank of America NA, MBNA America and Visa U.S.A. Inc.†

10.4	Form of Indemnification Agreement*

10.5	Visa Inc. 2007 Equity Incentive Compensation Plan. Included as Annex L to the proxy statement-prospectus which forms a part of this Registration Statement.**

10.6	Letter of Employment, dated June 4, 2007, by and between Joseph Saunders and Visa International Service Association**

10.7	Visa U.S.A. Long Term Incentive Plan for fiscal 2006**

10.8	Visa Incentive Plan for fiscal 2006 (for employees of Visa U.S.A.)**

10.9	Visa Excess Retirement Plan, amended and restated effective as of June 1, 2005**

10.10	Visa 2005 Deferred Compensation Plan, effective as of January 1, 2005

10.11	Visa Excess Thrift Plan, amended and restated effective as of June 1, 2005**

10.12	Judgment Sharing Agreement among Defendants in the AMEX case by and between Visa U.S.A. Inc. and the signatory banks thereto†

10.13	Form of Interchange Judgment Sharing Agreement among Visa Inc. and the other parties thereto†

Exhibit Number	Description of Documents

10.14

Form of Loss Sharing Agreement by and among Visa U.S.A. Inc., Visa International Service Association, Visa Inc. and each Member of Visa U.S.A. Inc. that executes and delivers a counterpart signature page to the agreement

10.15	Form of Escrow Agreement among Visa Inc., Visa U.S.A. Inc. and the escrow agent**

10.16	Form of First Restated Visa U.S.A. Inc. bylaws**

10.17	Form of Framework Agreement among Visa Inc., Visa Europe Limited, Inovant LLC, Visa International Services Association and Visa U.S.A. Inc.†

10.18	Form of Litigation Management Agreement by and among Visa Inc., Visa International Service Association, Visa U.S.A. Inc. and the other signatories thereto*

10.19	Form of Visa Europe Put-Call Option Agreement by and among Visa Inc. and Visa Europe Limited. Included as Annex B to the proxy statement-prospectus, which forms part of this registration statement.**

10.20	Office Lease, with effective date of April 18, 1991, and as amended on May 14, 1992, September 1, 1995, July 1, 1998, and April 8, 2004, by and between Visa U.S.A. Inc. and Landlord†

10.21	Data Center Lease, with effective date of April 18, 1991, and as amended on April 8, 2004, by and between Visa U.S.A. Inc. and Landlord†

21.1	List of subsidiaries of Visa Inc.**

23.1	Consent of KPMG LLP (United States), Independent Registered Public Accounting Firm**

23.2	Consent of KPMG LLP (United States), Independent Registered Public Accounting Firm**

23.3	Consent of KPMG LLP (Canada), Independent Registered Public Accounting Firm**

23.4	Consent of KPMG LLP (United States), Independent Registered Public Accounting Firm**

23.5	Consent of White & Case LLP (included as part of Exhibit 5.1)*

23.6	Consent of White & Case LLP (included as part of Exhibit 8.1)*

24	Power of Attorney**

†

Portions of this exhibit were omitted and have been filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 406 of the Securities Act.

*	To be filed by amendment.
**	Previously Filed.

(1)	We agree to furnish to the SEC, upon request, a copy of each instrument with respect to issuances of long-term debt of Visa Inc. and its subsidiaries.